As filed with the Securities and Exchange Commission on June 9, 2014

Registration Nos. 333-33345, 333-64231, 333-53714, 333-62862, 333-104360, 333-126425, 333-126427, 333-134386, 333-151806, 333-186498

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-33345

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-64231

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-53714

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-62862

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-104360

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-126425

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-126427

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-134386

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-151806

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-186498

ON

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOONER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1565725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sooner Holdings, Inc.

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(Address, including zip code, of registrant’s principal executive offices)

Syntroleum Corporation 1993 Stock Option and Incentive Plan

Syntroleum Corporation Stock Option Plan for Outside Directors

Syntroleum Corporation Director Stock Options

Syntroleum Corporation Consultant Stock Option

Syntroleum Corporation Stock Options

Syntroleum Corporation Consultant Common Stock Warrants

Syntroleum Corporation 2005 Stock Incentive Plan

Syntroleum Corporation 401(k) Plan

(Full title of the plans)

Karen L. Power

Chief Executive Officer

Sooner Holdings, Inc.

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(918) 592-7900

(Name, address, and telephone number, including area code, of agent for service)

with a copy to:

Paul D. Broude, Esq.

Richard C. Segal, Esq.

Foley & Lardner LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 342-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Termination of Registration

Registration Statements Nos. 333-33345, 333-64231, 333-53714, 333-62862, 333-104360, 333-126425, 333-126427, 333-134386, 333-151806, and 333-186498 on Form S-8 (as amended to date, the “Registration Statements”) registered shares of common stock, par value $.01 per share (the “Common Stock”), of Sooner Holdings, Inc., a Delaware corporation (the “Company”), issuable by the Company pursuant to the Syntroleum Corporation 1993 Stock Option and Incentive Plan, Syntroleum Corporation Stock Option Plan for Outside Directors, Syntroleum Corporation Director Stock Options, Syntroleum Corporation Consultant Stock Option, Syntroleum Corporation Stock Options, Syntroleum Corporation Consultant Common Stock Warrants, Syntroleum Corporation 2005 Stock Incentive Plan, and Syntroleum Corporation 401(k) Plan (the “Plans”).

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings thereunder, the Company hereby removes from registration all shares of Common Stock registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 9, 2014.

SOONER HOLDINGS, INC.

By:	/s/ Karen L. Power
Name:	Karen L. Power
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the indicated capacities on June 9, 2014.

Signature	Title

/s/ Karen L. Power Karen L. Power	Chief Executive Officer and Principal Financial Officer (Principal Executive Officer)

/s/ Robert B. Rosene Robert B. Rosene	Chairman of the Board of Directors

/s/ Alvin R. Albe, Jr. Alvin R. Albe, Jr.	Director

/s/ Frank M. Bumstead Frank M. Bumstead	Director

/s/ P. Anthony Jacobs P. Anthony Jacobs	Director

/s/ James R. Seward James R. Seward	Director